UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  May 24, 2016

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GYRODYNE, LLC

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 (Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD

SUITE 24

ST. JAMES, NEW YORK 11780

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 (Address of principal executive

offices) (Zip Code)

(631) 584-5400

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Registrant’s telephone number,

including area code

N/A

__________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 24, 2016, Gyrodyne, LLC, a New York limited liability company (the “Company”), amended its Retention Bonus Plan to provide that land development costs incurred on a property since the date of appraisal designated therein will be added to appraised value of the property in calculating appreciation (gross sales price minus appraised value) for the purpose of determining the bonus pool. The foregoing change was approved in order to better align the interests of the participants in the Retention Bonus Plan with those of the shareholders. The amendment also provides that each of the ten buildings in the Port Jefferson Professional Park will be treated as a “property”, so that a participant’s right to bonus payment on the sale of a Port Jefferson building will vest on, and payments to the bonus pool may be made shortly following, the closing of the sale of that building. As originally adopted, all ten buildings in the Port Jefferson Professional Park as a whole were treated as one property, so that a participant departing prior to the sale of all ten buildings would forfeit bonus on all ten buildings. The reason for this original designation was that, at the time of adoption, the board of directors believed that Gyrodyne’s entire Port Jefferson property would be sold as one block, not as individual buildings. Subsequent to adoption, the Gyrodyne board came to believe that the sale of individual buildings would generate the greatest aggregate values and thus would be in the best interests of the Company and its shareholders.

Item 8.01. Other Events

On May 26, 2016, Gyrodyne, LLC, a New York limited liability company (the “Company”), declared a one-time special cash dividend on the Company’s common shares of limited liability company interests of $9.25 per share, payable June 15, 2016 to shareholders of record at the close of business on June 6, 2015. The special dividend consists of proceeds from the recently consummated sale of the Fairfax Medical Center and the sale of two buildings in the Port Jefferson Professional Park. The Company expects NASDAQ to set the ex-dividend date as June 16, 2016.  Shareholders who sell their shares prior to the ex-dividend date will also be selling their right to receive the special cash dividend.

On May 24, 2016, the Company’s Board of Directors approved a board adviser agreement with Jad Fakhry, Manager of Poplar Point Capital Management, LLC, Gyrodyne’s largest shareholder. Pursuant to the Agreement, Mr. Fakhry will advise the board with respect to the Company's strategic goal of selling its properties opportunistically and liquidating, will attend one board meeting per quarter and be paid a fee of $2,500 per quarter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amended and Restated Retention Bonus Plan
99.1	Press Release announcing special dividend

Forward-Looking Statement Safe Harbor

The statements made in this report that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks and uncertainties relating to the plan of liquidation, the risk that the proceeds from the sale of Gyrodyne, LLC's assets may be substantially below Gyrodyne, LLC's estimates, the risk that the proceeds from the sale of our assets may not be sufficient to satisfy Gyrodyne, LLC's obligations to its current and future creditors, and other unforeseeable expenses related to the proposed liquidation, the tax treatment of condemnation proceeds, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, risks and uncertainties relating to developing Gyrodyne, LLC's undeveloped property in St. James, New York and other risks detailed from time to time in Gyrodyne, LLC's SEC reports.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE, LLC

By:	/s/ Frederick C. Braun III
Frederick C. Braun III
President and Chief Executive Officer

 Date:  May 26, 2016